Exhibit 99.1

CHARLOTTE RUSSE HOLDING REPORTS FISCAL 2009 THIRD QUARTER AND

NINE MONTH FINANCIAL RESULTS

Achieves Third Quarter 2009 Non-GAAP Earnings Per Diluted Share of $0.33

SAN DIEGO, July 21, 2009 - Charlotte Russe Holding, Inc. (Nasdaq: CHIC) today announced financial results for the third quarter and nine months ended June 27, 2009.

Third quarter fiscal 2009 net sales increased 4.9% to $202.7 million, compared to $193.2 million in the third quarter of fiscal 2008. Comparable store sales for the period decreased 3.6%. Net income for the 2009 third quarter was $6.3 million, or $0.29 per diluted share compared to $6.6 million, or $0.31 per diluted share, for the same period in 2008. In the third quarter of fiscal 2009, the Company recorded cash charges of $1.3 million related to expenses for proxy solicitation, management transition and severance, as well as costs related to the review of strategic alternatives and subsequent sale process. Third quarter 2009 diluted earnings per share, excluding the aforementioned expenses, were $0.33. The Company opened seven new stores and closed two locations during the period.

Net sales for the nine month period ended June 27, 2009 increased 2.9% to $634.6 million compared to $616.5 million in the same period of fiscal 2008. Comparable store sales for the period decreased 7.1%. Net income for the first nine months of fiscal 2009 was $2.5 million, or $0.12 per diluted share, compared to $24.8 million, or $1.04 per diluted share, for the same period in fiscal 2008. In the first nine months of fiscal 2009, the Company recorded cash charges of $5.0 million related to expenses for proxy solicitation, management transition and severance, as well as costs associated with the review of strategic alternatives and subsequent sale process. The Company also recorded a non-cash charge of $1.6 million for store impairment. Diluted earnings per share, excluding the aforementioned expenses, were $0.29.

At June 27, 2009, the Company had $60.0 million in cash and no long-term debt. Cash flow from operations in the first nine months of fiscal 2009 totaled $31.6 million.

	Third Quarter Ended		Nine Months Ended
(in thousands, except per share data)	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net sales	$202,711	$193,233	$634,617	$616,528
GAAP net income	$6,255	$6,577	$2,524	$24,811
GAAP net income per share:
Basic	$0.30	$0.31	$0.12	$1.05
Diluted	$0.29	$0.31	$0.12	$1.04

Non-GAAP net income (1)	$6,974	$6,577	$6,098	$25,341
Non-GAAP net income per share:
Basic	$0.33	$0.31	$0.29	$1.07
Diluted	$0.33	$0.31	$0.29	$1.07

(1)	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

John D. Goodman, Chief Executive Officer, stated, “During the third quarter, we continued to make progress with our strategic and operational initiatives, which resulted in reduced markdown levels and improved gross profits versus a year ago. The strength of gross margin, combined with prudent cost controls, enabled us to deliver higher than anticipated non-GAAP diluted earnings per share of $0.33.

“Although the environment remains extremely challenging, we believe there is a tremendous opportunity for Charlotte Russe to improve its leadership position in the fast fashion category. Importantly, we’re engaging the customer with trend right merchandise and providing her with a compelling shopping environment, both in-store and online. We’re excited about our back-to-school product assortments, which began arriving in stores earlier this month. The new collections communicate a distinct Charlotte Russe point of view, which is supported by elevated fashion imagery in stores and on our web site, as well as extensive editorial coverage in leading fashion publications.”

Goodman concluded, “We’re continuing to manage the business conservatively by controlling inventories, conserving costs and prudently investing in the resources, talent and systems necessary to help take the Charlotte Russe brand to the next level. At quarter-end, the Company had $60 million in cash and no long-term debt, affording us the financial flexibility to execute our growth plans despite the ongoing challenges presented by the macro environment.”

Outlook

For the fourth quarter of fiscal 2009, the Company expects comparable store sales to be in the negative low- to mid-single digits. Non-GAAP diluted earnings per share are expected to be in the range of $0.18 to $0.26, exclusive of anticipated charges related to management transition and severance, as well as the review of strategic alternatives and subsequent sale process. This compares to non-GAAP diluted earnings per share of $0.01 in the prior year period.

Conference Call Information

A conference call to discuss 2009 third quarter results is scheduled for today, Tuesday, July 21, 2009, at 1:30 p.m. Pacific Time (4:30 Eastern Time). The call will be hosted by John D. Goodman, Chief Executive Officer, Emilia Fabricant, President and Chief Merchandising Officer, and Frederick G. Silny, Chief Financial Officer. To access the call, please dial (888) 841-5034 approximately ten minutes prior to the start of the call. The conference call will also be webcast live and archived at www.charlotterusse.com. A telephone replay of this call will be available until July 28, 2009, and can be accessed by dialing (800) 642-1687 and entering code 11671210.

About Charlotte Russe

Charlotte Russe Holding, Inc. is a mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties. As of June 27, 2009, the Company operated 501 stores in 45 states and Puerto Rico. For more information about the Company, please visit http://www.charlotterusse.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, projections of the Company’s fourth quarter financial results, as well as the impact of the Company’s business strategies, including future growth, inventory and cost control, customer penetration and value creation. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Company will not achieve anticipated financial results or comparable store sales increases, the Company will not be able to execute its new strategic plan as intended, the Company will not open new Charlotte Russe stores or remodel existing stores in the numbers or on the schedule anticipated, general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the Company’s business, is set forth in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

CHARLOTTE RUSSE HOLDING, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in 000’s, except per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net Sales	$202,711	$193,233	$634,617	$616,528
Cost of goods sold	146,755	141,599	483,285	451,310

Gross profit	55,956	51,634	151,332	165,218

Selling, general & administrative expenses	45,080	41,273	146,960	128,253

Operating income	10,876	10,361	4,372	36,965

Interest income, net	22	298	261	2,311

Income before income taxes	10,898	10,659	4,633	39,276

Income tax expense	4,643	4,082	2,109	14,465

Net income	$6,255	$6,577	$2,524	$24,811

Income per share - basic:
Income per basic share	$0.30	$0.31	$0.12	$1.05

Income per share - diluted:
Income per diluted share	$0.29	$0.31	$0.12	$1.04

Basic weighted average shares outstanding	20,936	20,990	20,917	23,610

Diluted weighted average shares outstanding	21,296	21,168	21,136	23,772

CHARLOTTE RUSSE HOLDING, INC.

RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENTS OF INCOME

(amounts in 000’s, except per share data)

(unaudited)

	Third Quarter Ended
	June 27, 2009			June 28, 2008
	As Reported (GAAP)	Adjustments (1) (2)	Adjusted (non-GAAP) (1) (2)	As Reported (GAAP)
Net Sales	$202,711	$—	$202,711	$193,233
Cost of goods sold	146,755	74	146,829	141,599

Gross profit	55,956	(74)	55,882	51,634

Selling, general & administrative expenses	45,080	(1,326)	43,754	41,273

Operating income	10,876	1,252	12,128	10,361

Interest income, net	22	—	22	298

Income before income taxes	10,898	1,252	12,150	10,659

Income tax expense	4,643	533	5,176	4,082

Net income	$6,255	$719	$6,974	$6,577

Income per share - basic:
Income per basic share	$0.30		$0.33	$0.31

Income per share - diluted:
Income per diluted share	$0.29		$0.33	$0.31

Basic weighted average shares outstanding	20,936		20,936	20,990

Diluted weighted average shares outstanding	21,296		21,296	21,168

(1)	In the third quarter of fiscal 2009, the Company recorded cash charges of $1.3 million related to expenses for proxy solicitation, management transition and severance, as well as costs associated with the review of strategic alternatives and subsequent sale process. An adjustment has also been reflected for the related tax impact.
(2)	This earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company believes presenting its 2009 results excluding expenses for proxy solicitation, management transition and severance, as well as costs associated with the review of strategic alternatives and subsequent sale process, and a non-cash charge for store impairment, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates the comparability of the Company’s results from period to period and provides a basis for comparing current results against future results by eliminating amounts that it believes are not comparable between periods. The Company will use its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

CHARLOTTE RUSSE HOLDING, INC.

RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENTS OF INCOME

(amounts in 000’s, except per share data)

(unaudited)

	Nine Months Ended
	June 27, 2009			June 28, 2008
	As Reported (GAAP)	Adjustments (1) (2)	Adjusted (non-GAAP) (1) (2)	As Reported (GAAP)	Adjustments (1) (2)	Adjusted (non-GAAP) (1) (2)
Net Sales	$634,617	$—	$634,617	$616,528	$—	$616,528
Cost of goods sold	483,285	22	483,307	451,310	—	451,310

Gross profit	151,332	(22)	151,310	165,218	—	165,218

Selling, general & administrative expenses	146,960	(6,631)	140,329	128,253	(840)	127,413

Operating income	4,372	6,609	10,981	36,965	840	37,805

Interest income, net	261	—	261	2,311	—	2,311

Income before income taxes	4,633	6,609	11,242	39,276	840	40,116

Income tax expense	2,109	3,035	5,144	14,465	310	14,775

Net income	$2,524	$3,574	$6,098	$24,811	$530	$25,341

Income per share - basic:
Income per basic share	$0.12		$0.29	$1.05		$1.07

Income per share - diluted:
Income per diluted share	$0.12		$0.29	$1.04		$1.07

Basic weighted average shares outstanding	20,917		20,917	23,610		23,610

Diluted weighted average shares outstanding	21,136		21,136	23,772		23,772

(1)	In the first three quarters of fiscal 2009, the Company recorded cash charges of $5.0 million related to expenses for proxy solicitation, management transition and severance, as well as costs associated with the review of strategic alternatives and subsequent sale process, and a non-cash charge of $1.6 million for store impairment. In the first three quarters of fiscal 2008, the Company recorded a non-cash charge for store impairment. An adjustment has also been reflected for the related tax impact.
(2)	This earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company believes presenting its 2009 results excluding expenses for proxy solicitation, management transition and severance, as well as costs associated with the review of strategic alternatives and subsequent sale process, and a non-cash charge for store impairment, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates the comparability of the Company’s results from period to period and provides a basis for comparing current results against future results by eliminating amounts that it believes are not comparable between periods. The Company will use its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

CHARLOTTE RUSSE HOLDING, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in 000’s)

(unaudited)

	June 27, 2009	June 28, 2008
ASSETS
Cash and cash equivalents	$59,992	$45,902
Inventories	53,486	49,798
Landlord allowances receivable	441	9,770
Other current assets	10,581	7,168
Deferred tax assets	7,479	6,161

Total current assets	131,979	118,799

Fixed assets, net	205,879	222,291
Goodwill	28,790	28,790
Other assets	887	1,085
Deferred taxes	3,190	970

Total assets	$370,725	$371,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$35,908	$30,929
Accounts payable, other	6,109	7,979
Accrued payroll and related expense	4,663	5,466
Income and sales taxes payable	2,559	2,378
Other current liabilities	9,875	9,541

Total current liabilities	59,114	56,293

Deferred rent	113,295	115,261
Other liabilities	1,400	1,028

Total liabilities	173,809	172,582

Total stockholders’ equity	196,916	199,353

Total liabilities and stockholders’ equity	$370,725	$371,935

Contact:	Investors:

The Consumer Group, LLC
Christine Greany
(858) 523-1732

Media:

Sard Verbinnen & Co.
Stephanie Pillersdorf / Kara Findlay
(212) 687-8080